SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                              (Amendment No.___)

 Filed by the Registrant       X

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X  Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: ________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________


                    MID-WISCONSIN FINANCIAL SERVICES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                _______________

      The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 27, 2004, at 5:00 p.m. local time. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m. The following proposals will be presented to the shareholders at the annual meeting:

      1. The election of three Class III directors for terms that will expire at the annual meeting of shareholders to be held in 2007;

      2. Approval of the appointment of Wipfli LLP as independent auditor for the year ending December 31, 2004; and

      3.    Any other business that properly comes before the meeting.

      The record date for determining the holders of common stock entitled to notice of and to vote at the annual meeting or any adjournment thereof is March 1, 2004.

      PLEASE PROMPTLY VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.


March 24, 2004
                                           By order of the Board of
                                           Directors

                                           WILLIAM A. WEILAND
                                           William A. Weiland
                                           Secretary/Treasurer


                         ____________________________


             A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                                PROXY STATEMENT
                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                                MARCH 24, 2004

                               TABLE OF CONTENTS
                                                                           Page


Proxies and Voting Procedures...............................................1
      Your Vote.............................................................1
      Shareholders Entitled to Vote.........................................1
      Quorum, Required Vote, and Related Matters............................2
      Costs of Solicitation.................................................3
      Proxy Statement Proposals.............................................3

Governance of the Company...................................................3
      The Board.............................................................3
      Committees and Meetings...............................................3
      Compensation of Directors.............................................4
      Nominations for Director..............................................5
      Certain Relationships and Related Transactions........................6

Beneficial Ownership of Common Stock........................................7
      Section 16(a) Beneficial Ownership Reporting Compliance...............8

Proposal No. 1 - Election of Directors......................................8

Executive Officer Compensation..............................................10
      Summary Compensation Table............................................10
      Stock Options.........................................................10
      Committees' Report on Executive Compensation Policies.................11

Stock Price Performance Graph...............................................14

Audit Committee Report and Related Matters..................................16
      Audit Committee Report................................................16
      Independent Auditor Fees..............................................17
      Audit Committee Pre-Approval Policy...................................17

Proposal No. 2 - Ratification of The Appointment of Independent Auditors....17

Corporate Summary Annual Report.............................................18

                                PROXY STATEMENT

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                             132 WEST STATE STREET
                           MEDFORD, WISCONSIN 54451

                                MARCH 24, 2004


                            SOLICITATION OF PROXIES

      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the 2004 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 27, 2004. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.

                         PROXIES AND VOTING PROCEDURES

YOUR VOTE

      Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Medford, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

      All shares represented by your properly completed proxy which has been submitted to the Company prior to the meeting (and which has not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

      If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the form of proxy furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.
                                        1

SHAREHOLDERS ENTITLED TO VOTE

      Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, March 1, 2004, there were 1,685,646 shares of common stock outstanding.

QUORUM, REQUIRED VOTE, AND RELATED MATTERS

      Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

      "Street Name" Accounts. If you hold shares in "street name," you will receive voting instructions from the broker that is the holder of record of your shares. In some cases, your broker may be able to vote your shares even if you provide no instructions (such as the election of directors), but on other matters your broker may vote the shares held for you only if you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote" and are not counted in the vote by shareholders.

      Election of Directors. Directors are elected by a plurality of the votes -cast by the shares entitled to vote (Proposal No. 1). For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of three directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

      Approval of Auditor. The appointment of our independent auditor (Proposal No. 2) will be approved if more shares are voted for the proposal than are voted against the proposal. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the auditor.

      All Other Proposals. As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting. Generally, proposals other than the election of directors which are brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.
                                        2

COSTS OF SOLICITATION

      In addition to solicitation by mail, officers, directors, and regular employees of the Company and its subsidiaries may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by the Company.

PROXY STATEMENT PROPOSALS

      Any shareholder who intends to present a proposal at the annual meeting to be held in 2005 must deliver the written proposal to the Secretary of the

Company at our office in Medford, Wisconsin, not later than November 24, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                           GOVERNANCE OF THE COMPANY

THE BOARD

      Number of Directors. Our Board is composed of three classes, each consisting of three directors. One class of directors is to be elected each year to serve a three-year term. Any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders.

      Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at the Company's corporate office, 132 West State Street, Medford, WI 54451. Individual directors may also be contacted in writing at the same address. Mail which prominently contains the words "Shareholder Communication" on the envelope will be forwarded unopened to the director to whom it is addressed. Mail which is not so marked may be opened for sorting before forwarding to the individual directors to whom it is addressed.

      Attendance at Board Meetings. During 2003, the Board met seven times. All of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which they served.

      Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders. Eight directors attended the annual meeting held in 2003.

COMMITTEES AND MEETINGS

      The Board has appointed an Audit Committee. The functions of a compensation committee are fulfilled by the Executive Committee of the board of directors (the "Executive Committee") of Mid-Wisconsin Bank (the "Bank"), the Company's wholly owned subsidiary.
                                        3
Members of the Board who sit on a Bank committee do so in their capacities as members of the Bank's board of directors. The functions of a nominating committee are performed by the Board as a whole (see "Nominations for Director").

      Audit Committee. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee charter is included in this proxy statement as Appendix A.
Each member of the Committee satisfies the criteria for independence under current and proposed listing standards applicable to companies listed on the Nasdaq National Market. The committee held seven meetings during 2003.
Mr. Schoofs, Ms. Hemer, and Mr. Hallgren serve as members of the Audit Committee. See "Audit Committee Report and Related Matters - Audit Committee Report."

      Compensation Committee. We pay no compensation to our officers. All officers are full-time employees of the Bank. The Executive Committee meets between regularly scheduled Bank board meetings. Among other things, the Committee addresses all personnel issues of the Bank, including the Bank's retirement plans, health insurance, and other benefit programs, and the review and recommendation of executive compensation for approval by the Bank's board of directors. Mr. Melvin and Dr. Gowey serve on the Bank's Executive Committee. The committee met ten times during 2003. Stock options are granted by the Board's Stock Option Committee which makes grants of stock options pursuant to our 1999 Stock Option Plan. See "Executive Officer Compensation - Committees' Report on Executive Compensation Policies."

COMPENSATION OF DIRECTORS

      Retainer and Fees. Mr. Knoll receives no compensation for service as a director of the Company or the Bank. All other directors receive an annual retainer of $1,980 and the Chairman of the Board receives an additional annual retainer of $3,960. Directors also receive a meeting fee of $165 for each meeting attended. Directors of the Bank receive an annual retainer of $3,300 with the chairman of the Bank receiving an additional annual retainer of $7,260. Directors of the Bank also receive a meeting fee of $330 for each meeting of the Bank's board attended, $220 for each Bank committee meeting attended, and a fee of $440 for any all-day Bank meeting. Annual Company and Bank retainers are paid in stock equivalent units under the Directors' Deferred Compensation Plan described below.

      Directors' Deferred Compensation Plan. Each director's annual retainer is deferred and credited to the director's stock equivalent account under the Directors' Deferred Compensation Plan. Directors may also elect to defer Company and/or Bank meeting or committee fees and other director compensation into a stock equivalent account or a cash account. Account balances may not be transferred between funds. Stock equivalent units represent the number of shares of
                                        4
our common stock which could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account is also credited with stock equivalent units representing the common stock which could have been purchased with the cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. No actual stock is made available to the directors under the plan. Deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year. Accounts become payable after a director's termination of service in a lump sum or in installments over a period not in excess of five years.
The timing and form of payments are elected by each director. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. In addition to the annual retainer deferred for all directors during 2003, Dr. Gowey, Mr. Hallgren, Mr. Hatlestad, Mr. Mertens, and Mr. Schoofs elected to defer the director or meeting fees otherwise payable to them.

      Retirement Plan. Directors who complete 20 years of service are eligible to receive a retirement benefit equal to the retainer fees paid by the Company and the Bank during their first year of retirement. Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees paid by the Company and the Bank during their first year of retirement. Retired directors remain available for consultation for a one-year period following retirement.

NOMINATIONS FOR DIRECTOR

      The Board. The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for director rather than a separate nominating committee. The basis for the Board's position rests on the following considerations:

    o the nature of community-based banking requires directors who can be strong supporters of our business in its market area and the Board, as a whole, is better able to identify and evaluate such person;

    o the nature of our community-based banking business increases the need to identify Board members who understand the Bank's market area and are involved as users of our banking services rather than candidates who have national or regional banking experience;

    o the Board consists of a strong majority of independent directors, as determined in accordance with the listing standards applicable to companies listed on the Nasdaq National Market; and

    o the Board is relatively small and engages in active discussion of appropriate candidates.

Members of the Board do not take part in the consideration of their own candidacy.
                                        5
      Identification of Candidate and Shareholder Recommendations. The Board will consider candidates recommended by shareholders, Board members, executive officers, employees, or other sources. From time to time, the size of the Board may be adjusted to reflect the number of qualified Board candidates. Persons considered for nomination also will include incumbents whose term will expire at the next annual meeting.

      To recommend an individual for consideration as a director nominee by the Board, a shareholder should mail or otherwise deliver a written recommendation to the Board not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board. At a minimum, a shareholder recommendation should include the individual's current and past business or professional affiliations and experience, age, stock ownership, particular banking or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual's potential service as a director.

      Qualifications. The Board has adopted certain minimum qualifications for directors, including the requirement that each director acquire beneficial ownership of a minimum of 1,000 shares of our stock during the director's first four years in office and that the director reside in our market area at least nine months of the year or conduct his principal business within our market area. Directors may not continue to serve beyond the end of the calendar quarter in which they attain age 65. In addition, certain actions or events are grounds for resignation, including filing for bankruptcy, maintaining a loan which has been classified because of default in its payment or other terms, or a physical or mental condition which renders the director incapable of performing his duties.

      In addition to meeting the specific qualifications for director, the Board believes that persons nominated for director should have had a successful career in business or a profession which demonstrates an ability to understand the economic, financial, operational, and regulatory issues which have an impact on the Company's banking business, possess a reputation for personal and professional integrity, be able to exercise an independent judgment, and have a familiarity with the Company's market area and customers. Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service to the Company during their term in office. In addition to considering the qualifications of a potential nominee, the Board also considers the qualifications of the nominee, the mix of age, skills, and experience of current Board members, and the expectation that one or more directors may leave the Board because of attaining mandatory retirement age or for other personal reasons. All potential nominees submitted to, or identified by, the Board are evaluated on a similar basis for their level of qualifications and experience.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2003, in the ordinary course of business, our directors and officers, directors and officers of the Bank and many of their associates, and the firms for which they serve as directors
                                        6
and officers conducted transactions with the Bank. All employees of the Bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (i) the average rate paid by the Bank on certificates of deposit, (ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans in 2003 to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made in 2003 to directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectibility, and did not present other unfavorable features as compared to loans made to unrelated persons. We expect that transactions such as those described above will continue in the future.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

      Based on information publicly available from the Securities and Exchange Commission ("SEC"), on the record date no shareholder was known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

      The following table sets forth, based on statements filed with the SEC or otherwise made to us, the amount of common stock which is deemed beneficially owned on the record date by each of the directors and each of the executive officers named in the summary compensation table under "Executive Officer Compensation." The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                                      SHARES OF COMMON      PERCENT
     NAME                       STOCK BENEFICIALLY OWNED    OF CLASS
Kim A. Gowey, DDS                         31,041             1.84%
James P. Hager                             1,200               *
Brian B. Hallgren                            600               *
Norman A. Hatlestad                        3,464               *
Kathryn M. Hemer                           3,120               *
Gene C. Knoll                              8,747(1)            *
James F. Melvin                           43,057             2.55%
Kurt D. Mertens                           14,901               *
Robert J. Schoofs                          3,150               *
William A. Weiland                         4,833(1)            *
All directors, nominees and executive
officers as a group (11 persons)         115,032(2)          6.81%

      *Less than 1%
      (1) Includes options exercisable by: Mr. Knoll, 2,243 shares; and Mr. Weiland, 1,514 shares.
      (2) Includes options exercisable with respect to 4,458 shares.

                                        7
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all section 16(a) forms filed by them with the SEC. We review copies of the section 16(a) forms received by us or rely upon written representations from certain of these reporting persons to comply with the section 16(a) regulations for purposes of this proxy statement. One report with respect to the accrual of 2.34 common stock equivalents under the Directors' Deferred Compensation Plan for Mr. Knoll which was due December 17, 2003, was filed on January 27, 2004. Based on our review of the reports and the representations of all reporting persons, we believe that all of such other section 16(a) reports were filed on a timely basis.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      At the annual meeting, shareholders will be asked to elect Norman A. Hatlestad, James F. Melvin, and Robert J. Schoofs as Class III directors for terms which will expire at the annual meeting of shareholders to be held in 2007. Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTOR. The following information is furnished with respect to the nominees and all continuing directors. Unless specified, all current positions listed for a director have been held at least five years.

  NAME, AGE, PRINCIPAL                                    CLASS AND YEAR   YEAR FIRST
  OCCUPATION OR EMPLOYMENT                                 IN WHICH TERM    BECAME A
  AND OTHER AFFILIATIONS*                                   WILL EXPIRE     DIRECTOR

NOMINEES FOR CLASS III DIRECTOR
NORMAN A. HATLESTAD, 62                                       Class III     1992
  Vice President of the Company and President,                2007
  Medford Auto Supply, Inc./NAPA

JAMES F. MELVIN, 54                                           Class III     1992
  Chairman of the Board of the Company and                    2007
  President of the Melvin Companies (concrete products,
  construction materials and services)

ROBERT J. SCHOOFS, 50                                         Class III     2000
  Corporate General Manager/CEO, Weather Shield               2007
  Mfg., Inc. and CEO, The Peachtree
  Companies, Inc. (since September, 2001)

CONTINUING DIRECTORS

DR. KIM A. GOWEY, 50                                          Class I       2000
  Kim A. Gowey, DDS Ltd;                                      2005
  Chairman of Mid-Wisconsin Bank

JAMES P. HAGER, 52                                            Class I       2000
  General Manager,                                            2005
  Harmony Country Cooperatives

BRIAN B. HALLGREN, 43                                         Class I       2000
  Vice President, B&B                                         2005
  Engineering Corporation

KATHRYN M. HEMER, 44                                          Class II      1999
  Family Nurse Practitioner,                                  2006
  The Medford Clinic

GENE C. KNOLL, 50                                             Class II      1988
  President and Chief Executive Officer                       2006
  of the Company and President and
  Chief Executive Officer of Mid-Wisconsin Bank

KURT D. MERTENS, 48                                           Class II      1997
  Secretary and Treasurer, Loos                               2006
  Machine Shop, Inc.

  * Each director of the Company is also a director of Mid-Wisconsin Bank.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

      The table below sets forth compensation awarded, earned, or paid by us and our subsidiaries for services in all capacities during the three years ended December 31, 2003, 2002, and 2001 to our chief executive officer and each other executive officer as of December 31, 2003 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION

                                                                                               LONG TERM
                                                                                               COMPENSATION
                                                                                               AWARDS

                                                                                               SECURITIES
                                                                                               UNDERLYING OPTIONS/
NAME AND PRINCIPAL                                                                OTHER ANNUAL SARS(#)       ALL OTHER
POSITION                                               YEAR    SALARY(1)   BONUS  COMPENSATION             COMPENSATION
Gene C. Knoll                                          2003    $156,000   $ 3,161       $0        661       $16,024(2)
President and CEO and a director of the Company        2002    $153,000   $43,065       $0        575       $27,953
and the Bank                                           2001    $137,500   $21,000       $0        529       $26,591

William A. Weiland                                     2003    $104,500   $ 4,687       $0        411       $10,970(2)
Secretary and Treasurer of the                         2002    $101,000   $23,532       $0        379       $17,680
Company and Executive Vice                             2001    $ 98,000   $13,720       $0        384       $13,821
President of the Bank

      (1) Includes amounts deferred under our 401(k) plan.
      (2) Contributions under our retirement plans.

STOCK OPTIONS

      Option Grants. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 2003 to each executive officer named in the summary compensation table.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                          POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION FOR
                                                                                          OPTION TERM
                                          INDIVIDUAL GRANTS
                                              % OF TOTAL
                    NUMBER OF                 OPTIONS/
                    SECURITIES                SARS
                    UNDERLYING                GRANTED TO           EXERCISE
                    OPTIONS/SARS              EMPLOYEES            OR BASE
                    GRANTED                   IN FISCAL            PRICE     EXPIRATION      5%                  10%
NAME                 (#)                      YEAR                ($/SH)     DATE           ($)(1)              ($)(1)
Mr Knoll             661                      18.7%               $28.13     12/31/13       $13,208             $34,457
Mr. Weiland          411                      11.6%               $28.13     12/31/13       $ 8,213             $21,425

     (1) Assumes price of common stock is $48.11 (5%) and $80.26 (10%) on December 31, 2013. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of our common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of our common stock are intended or made.

      Option Exercises and Year-End Holdings. The following table sets forth information regarding the exercise of stock options in 2003 by the executive officers named in the summary compensation table and the December 31, 2003 value of unexercised stock options held by such officers.

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES
                 SHARES                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                 ACQUIRED    VALUE       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS/SARS
                ON EXERCISE  REALIZED    OPTIONS/SARS AT FY- END(#)         AT FY-END ($)
                 (#)         ($)         EXERCISABLE   UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
Mr. Knoll          0         $   0         2,243             0                 $3,079        $0
Mr. Weiland      123         $ 246         1,514             0                 $2,078        $0

COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

      During 2003, compensation policies were established by the Executive Committee of the Bank. See "Governance of the Company - Committees and Meetings." The Executive Committee established and reviewed base salaries of executive officers of the Bank and was also responsible for the administration of executive bonus and incentive programs. No salaries
                                        11
or bonuses are paid by the Company to executive officers, although the Company reimburses the Bank for services provided to it by the Bank officers.

      The compensation program for executive officers may include various grants under the 1999 Stock Option Plan. The stock option plan is administered by the Stock Option Committee appointed by the Board. The Stock Option Committee generally considers recommendations of the Executive Committee with respect to grants, but the Stock Option Committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Executive Committee and of the Stock Option Committee.

      This report describes the policies of the Executive Committee, the Stock Option Committee, and the Company as in effect in 2003. Policies in effect from time to time for years after 2003 may change as circumstances change and the committees deem it appropriate to revise the Company's compensation programs.

      General. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the Company and the Bank and to reward job performance which the Executive Committee believes to be at or above the level expected of the Bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. In making compensation comparisons, the Executive Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the Company. Few, if any, of those bank holding companies or banks are publicly traded or included in the index of bank holding companies' stock performance under the caption "Stock Price Performance Graph." Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Executive Committee is, therefore, subjective.

      The Bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's compensation is directly tied to the performance of the Bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the Company's common stock.

      Base Salaries. The Executive Committee considers and reviews four general surveys of bank or financial industry compensation, including those prepared by the Wisconsin Bankers Association and the American Community Bankers, in order to gauge the relationship of the Bank's base salary levels to the levels of comparable financial institutions. Base salaries of the
                                        12
Bank's executive officers primarily reflect the services performed for the Respective bank or holding company operations for which the individual has principal management responsibilities.

      Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation, and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals, and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Executive Committee in determining appropriate increases in base compensation.

      During 2003, the Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers of the Bank other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Executive Committee and the Board. Criteria evaluated in connection with job performance include attainment of goals related to growth, portfolio performance, and efficiency of operations. Based on such performance evaluations, the CEO made recommendations to the Executive Committee with respect to increases in the base salary of the executive officers. The Board makes the final determination of the executive officers' base salaries.

      The CEO's base salary is reviewed by the Executive Committee on the same basis as other executive officers, except that in 2003, it was the boards of directors of the Bank and of the Company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. Criteria evaluated in connection with job performance relate to the satisfaction of objectives relating to growth, profitability and efficiency of operations. The Board makes the final determination of the CEO's base salary.

      Incentive Compensation Based on Financial Performance of the Company and Individual Performance. Executive officers participated in the Bank's TeamBank Bonus Plan which is maintained for all Bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of three key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 2.4% to approximately 34.5% of base salary on an annual basis.

      Stock Based Compensation. Executive officers and key employees were eligible in 2003 to participate in the 1999 Stock Option Plan. The Stock Option Committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the executive officers and Company shareholders.

      Committee Interlocks and Insider Participation. The Executive Committee met at various times throughout the 2003 fiscal year to review and establish executive compensation
                                        13
levels and programs. No member of the Executive Committee or the Stock Option Committee was an employee of the Company or the Bank in 2003. See "Governance of the Company - Committees and Meetings - Compensation Committee."

   STOCK OPTION PLAN COMMITTEE                       EXECUTIVE COMMITTEE
      James P. Hager                                   James F. Melvin
      Kim A. Gowey, DDS                                Kim A. Gowey, DDS
      James F. Melvin

                         STOCK PRICE PERFORMANCE GRAPH

      The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the five year period beginning December 31, 1998 with the MGFS Midwest Regional Bank Stock Index, and the MGFS' Russell 2000 Index. The MGFS Midwest Bank Stock Index includes the stock performance of the Company among the 101 companies currently in the index. The companies in the Russell 2000 Index have an average market capitalization of $443.5 million.

      The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 1998 was $100 and that all dividends were reinvested. Prices of our common stock for the year ended December 31, 1998 represent the bid quotations as published in the Milwaukee Journal Sentinel and since 1998, the bid prices reported on the OTC Bulletin Board. The prices do not reflect retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.
                                        14

                               STOCK PERFORMANCE
[Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                 1998       1999    2000     2001    2002    2003
Mid-Wisconsin Financial         100.00     98.21   85.71    87.50   97.32   103.57
MGFS Regional Midwest Banks     100.00     82.98  101.06   101.92   97.54   125.40
NASDAQ Market Index             100.00    176.37  110.86    88.37   61.64    92.68

                                        15

                  AUDIT COMMITTEE REPORT AND RELATED MATTERS

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board in monitoring the integrity of the Company's financial statements and the independence and the performance of the Company's independent auditor. This report summarizes the actions of the Committee with respect to the Company's financial statements for the last fiscal year.

      Management has primary responsibility for the Company's financial statements and the filing of financial reports with the SEC. The Committee met periodically with management, internal audit personnel, and representatives of the Company's independent auditor, to review and discuss the Company's financial statements prior to their issuance. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The Audit Committee received from the independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the independent auditor the independence of the firm for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

      On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

                                    AUDIT COMMITTEE
                                    Robert J. Schoofs
                                    Kathryn M. Hemer
                                    Brian B. Hallgren
                                        16

INDEPENDENT AUDITOR FEES

      The following table presents aggregate professional fees paid or accrued during the 2003 and 2002 fiscal years in the categories specified. All services performed received pre-approval by the Audit Committee.

                                             2003              2002
      Audit Fees (1)                   $   65,700        $   60,500
      Audit-Related Fees (2)               16,000            19,850
      Tax Fees (3)                         21,210            10,700
      All Other Fees (4)                    3,000                 0
                                       $  105,910        $   91,050

(1)Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.
(2)Audit-related fees consisted principally of audits of employee benefit plans and due diligence services.
(3)Tax fees represent professional services related to tax compliance and consultation.
(4)All other fees related to social engineering engagement.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      Audit services and related fees for 2003 were approved on a case-by-case basis by the Audit Committee of the Bank prior to the performance of such services. In granting approval for a service, the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor's independence were considered. In 2004, the Audit Committee of the holding company will make these determinations.

                     PROPOSAL NO. 2 - RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

      At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Wipfli LLP ("Wipfli") as independent auditor to audit our books, records and accounts for the fiscal year ending December 31, 2004. Although action by the shareholders in this matter is not required and is not binding should the Board believe it is appropriate to retain another firm as independent auditor, the Board believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent auditor in maintaining the integrity of our financial controls and reporting. The firm has served as our auditor since 1990.

      Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.
                                        17
      THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF WIPFLI LLP. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

                        CORPORATE SUMMARY ANNUAL REPORT

      The 2003 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 2003, 2002, and 2001, has been mailed concurrently with this proxy statement to shareholders as of the record date. The 2003 Summary Annual Report and the 2003 Form 10-K Annual Report do not constitute a part of this proxy statement.

              PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY.
                                        18

                                   EXHIBIT A

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                            AUDIT COMMITTEE CHARTER



1.    PURPOSE

      The Audit Committee shall assist the Board of Directors in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal and independent auditors, and (4) compliance by the Company with respect to legal and regulatory matters, including its periodic reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act").
The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

2.    COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members who shall be appointed and may be replaced by the Board. The members of the Audit Committee shall meet the listing requirements established by the Nasdaq Stock Market for independence of directors

3.    MEETINGS

      The Audit Committee shall meet as often as it determines appropriate. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

      (a) Appointment of Independent Auditor. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      (b)   Approval of Services.

            (1) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the
                                        A-1
      Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

            (2) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The authority to grant preapprovals of audit and permitted non-audit services may be delegated to the chair of the Committee, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

      (c) Retention of Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      (d)   Reports to the Board and Assessment of Charter.  The Audit
Committee shall make periodic reports to the Board.   The Committee shall
review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

5.    DUTIES OF THE COMMITTEE

      In exercising its authority and fulfilling its responsibilities under this Charter, the Audit Committee shall take the following actions to the extent it deems necessary or appropriate.

      (a)   Financial Statements.

            (1) Review and discuss with management and the independent auditor the annual audited financial statements and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

            (2) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

            (3) Discuss with management and the independent auditor significant financial reporting issues and judgments regarding accounting principles and financial statement presentations made in connection with the preparation of the Company's financial statements.

            (4)   Review and discuss with the independent auditors:

                  (i) All critical accounting policies and practices to be used.
                                        A-2
                  (ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  (iii) Other material written communications between the
            independent auditor and management, such as any management letter or schedule of unadjusted differences.

            (5) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (6) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

            (7) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            (8) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

            (9) Discuss with the principal office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

            (10) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      (b)   Oversight of the Company's Internal Audit Function.

            (1) Review the appointment and replacement of the senior internal auditing executive.

            (2) Review the significant reports to management prepared by the internal auditing department and management's responses.
                                        A-3
            (3)   Discuss with the independent auditor and management the
      internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      (c)   Compliance Oversight Responsibilities.

            (1) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

            (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions.

            (3) Review the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

            (4) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            (5) Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

            (6) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.    LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                APRIL 27, 2004

      The undersigned hereby appoint(s) Gene C. Knoll and Kim A. Gowey, DDS, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Mid-Wisconsin Financial Services, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 27, 2004 and at any adjournments thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed below with respect to the proposals set forth in the proxy statement dated March 24, 2004, with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies previously given to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR.

1. Election of Class III directors: NORMAN A. HATLESTAD, JAMES F. MELVIN, and ROBERT J. SCHOOFS

            FOR     *         WITHHOLD AUTHORITY         *

      (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee(s) on the space provided:
      __________________________________________________________________

2. To ratify the appointment of Wipfli LLP as independent auditor for the year ending December 31, 2004.

                   FOR     *    AGAINST     *     ABSTAIN     *

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

                          (CONTINUED FROM OTHER SIDE)

Please sign exactly as name appears below.

                                 When shares are held by joint
                                 tenants, both should sign.  When
                                 signing as attorney, executor,
                                 administrator, trustee or guardian,
                                 please give full title.  If a
                                 corporation, please sign in full
                                 corporate name by president or other
                                 authorized officer.  If a
                                 partnership, please sign in
                                 partnership name by authorized
                                 person.

                                  ____________________________________________
                                                  Signature


                                  ____________________________________________
                                             Signature if held jointly

                                  Dated ________________________________, 2004

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.